Exhibit 99.1

Bruker BioSciences Reports Improved First Quarter 2006 Operating Results and Net Income

Billerica, Massachusetts, May 2, 2006 (BUSINESS WIRE)  –  Bruker BioSciences Corporation (NASDAQ: BRKR) today reported first quarter 2006 revenue of $74.4  million, compared to revenue of $74.9 million in the first quarter of 2005. Excluding the effects of unfavorable foreign currency translation, first quarter 2006 revenue increased by 7% year-over-year.

GAAP net income in the first quarter of 2006 was $0.8 million, or $0.01 per diluted share, compared to GAAP net income of $0.4 million, or $0.00 per diluted share, in the first quarter of 2005. Included in first quarter 2006 GAAP net income for the first time were $0.3 million of stock-based compensation expenses due to the adoption of FAS 123(R) effective January 1st, 2006.

Approximately $1.0 million of acquisition related charges, net of tax, are included in GAAP net income in the first quarter of 2006. Excluding these charges, which primarily related to the planned acquisition of Bruker Optics Inc., first quarter 2006 non-GAAP net income was $1.8 million, or $0.02 per diluted share.

During the first quarter of 2006, adjusted EBITDA increased to $6.6 million from $6.5 million in the first quarter of 2005. After the completion of the Socabim acquisition in January 2006, our cash balance at the end of the first quarter 2006 was $96.0 million.

Commenting on the quarter, Frank Laukien, President and CEO, said: “During the first quarter of 2006, we continued our 2005 trends of solid revenue and bottom-line growth. Excluding acquisition related expenses, we reached our first quarter 2006 net income goal of $0.02 per diluted share, and we ended the quarter with healthy backlog. For the remainder of 2006, we believe the drivers are in place to continue the positive momentum of the last five quarters. Moreover, in the second half of 2006, we expect the planned Bruker Optics acquisition to be accretive to our non-GAAP net income, after excluding acquisition related charges.”

William Knight, Chief Financial Officer, commented: “Along with revenue growth, steady improvements in our profitability continue to be a key priority for management. In the first quarter 2006, our efforts resulted in improved gross profit margins both year-over-year and sequentially. Our GAAP net income and EPS also improved year-over-year, even after incurring acquisition related expenses and new stock-based compensation charges in the first quarter of 2006. Our cash balance remains strong at the end of the quarter and positions us well for the anticipated acquisition of Bruker Optics, which we expect to close during the summer of 2006.”

USE OF NON-GAAP FINANCIAL MEASURES

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use the non-GAAP measure of Adjusted EBITDA. Adjusted EBITDA is defined as US GAAP operating income (loss) excluding depreciation and amortization expense, the write-down of demonstration equipment to net realizable value and acquisition related charges. We believe that the inclusion of this non-GAAP measure helps investors to gain a better understanding of our core operating results and future prospects, consistent with how management measures and forecasts the Company’s performance, especially when comparing such results to previous periods or forecasts. However, the non-GAAP financial measure included in this press release is not meant to be a better presentation or a substitute for results of operations prepared in accordance with GAAP. Reconciliations of this non-GAAP financial measure to the most directly comparable GAAP financial measures are set forth in the accompanying tables.

EARNINGS CONFERENCE CALL

Bruker BioSciences will host an operator-assisted earnings conference call at 10 a.m. Eastern Standard Time on Wednesday, May 3, 2006. To listen to the webcast, investors can go to www.bruker-biosciences.com and click on the live web broadcast symbol. The webcast will be available through the Company web site for 30 days. Investors can also listen and participate on the telephone in the US and Canada by calling 888-339-2688, or 617-847-3007 outside the US and Canada. Investors should refer to the Bruker BioSciences Quarterly Earnings Call. A telephone replay of the conference call will be available one hour after the conference call by dialing 888-286-8010 in the US and Canada, or 617-801-6888 outside the US and Canada, and then entering replay pass code 17952370.

ABOUT BRUKER BIOSCIENCES

Bruker BioSciences Corporation, headquartered in Billerica, Massachusetts, is the publicly traded parent company of Bruker Daltonics Inc. and Bruker AXS Inc. Bruker AXS is a leading developer and provider of life science, materials research and industrial X-ray analysis tools. Bruker Daltonics is a leading developer and provider of innovative life science tools based on mass spectrometry. Bruker Daltonics also offers a broad line of nuclear, biological and chemical (NBC) detection products for defense and homeland security. For more information, please visit www.bruker-biosciences.com

CAUTIONARY STATEMENT

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s reorganization strategies, integration risks, failure of conditions, technological approaches, product development, market acceptance, cost and pricing of the Company’s products, exposure to currency fluctuations, changes in governmental regulations, capital spending and government funding policies, FDA and other regulatory approvals to the extent applicable, competition, the intellectual property of others, patent protection and litigation. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our respective annual reports on Form 10-K for the year ended December 31, 2005, our most recent quarterly reports on Form 10-Q, and our current reports on Form 8-K. We disclaim any intent or obligation to update these forward-looking statements.

Condensed consolidated statements of operations, operating business information, and balance sheets follow for Bruker BioSciences Corporation.

Bruker BioSciences Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended March 31,
	2006	2005
Product revenue	$64,957	$66,824
Service revenue	8,809	7,755
Other revenue	644	332
Total revenue	74,410	74,911

Cost of product revenue	36,242	38,265
Cost of service revenue	5,221	5,267
Total cost of revenue	41,463	43,532
Gross profit margin	32,947	31,379
Operating Expenses:
Sales and marketing	13,972	12,152
General and administrative	5,616	5,668
Research and development	10,374	11,020
Acquisition related charges	1,176	—
Total operating expenses	31,138	28,840
Operating income	1,809	2,539

Interest and other income (expense), net	663	(130)

Income before income tax provision and minority interest in consolidated subsidiaries	2,472	2,409
Income tax provision	1,648	1,925

Income before minority interest in consolidated subsidiaries	824	484
Minority interest in consolidated subsidiaries	48	67
Net income	$776	$417

Net income per share:
Basic	$0.01	$0.00
Diluted	$0.01	$0.00

Weighted average shares outstanding:
Basic	90,028	89,471
Diluted	90,322	89,581

Bruker BioSciences Corporation

BRUKER BIOSCIENCES SELECTED BUSINESS INFORMATION

(in thousands)

	Three Months Ended March 31,
	2006	2005

Total revenue	$74,410	$74,911

Operating income	$1,809	$2,539

Depreciation and amortization	2,125	2,269
Write-down of demonstration equipment	1,506	1,724
Acquisition related charges	1,176	—
Adjusted EBITDA	$6,616	$6,532

Bruker BioSciences Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31,	December 31,
	2006	2005
	(unaudited)
ASSETS

Current assets:
Cash and short-term investments	$95,971	$99,578
Accounts receivable, net	55,579	53,744
Due from affiliated companies	2,983	4,860
Inventories	101,569	96,333
Other current assets	14,010	11,094
Total current assets	270,112	265,609

Property and equipment, net	72,817	72,336
Intangible and other assets	27,051	22,942

Total assets	$369,980	$360,887

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings	$9,466	$8,002
Accounts payable	16,126	14,118
Due to affiliated companies	3,281	3,857
Other current liabilities	85,613	85,551
Total current liabilities	114,486	111,528

Long-term debt	21,372	21,423
Other long-term liabilities	21,467	19,901
Minority interest in subsidiaries	281	233

Total shareholders’ equity	212,374	207,802

Total liabilities and shareholders’ equity	$369,980	$360,887

FOR FURTHER INFORMATION:	Michael Willett, Investor Relations Officer
Tel: (978) 663-3660, ext. 1411
Email: ir@bruker-biosciences.com